Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of CTI BioPharma Corp. on Form S-8 of our report dated March 7, 2018, with respect to our audit of the consolidated financial statements of CTI BioPharma Corp. as of December 31, 2017 and for the year ended December 31, 2017 appearing in the Annual Report on Form 10-K of CTI BioPharma Corp. for the year ended December 31, 2018.

/s/ Marcum LLP

Marcum LLP
San Francisco, CA
May 23, 2019